EXHIBIT 99.1


Press Release                                       Source: Command Center, Inc.

Command Center Completes Acquisition of 9 Temporary Staffing Offices Thursday July 6, 8:00 am ET

Now Owns and Operates 71 Store Locations

POST FALLS, Idaho, July 6 /PRNewswire-FirstCall/ -- Command Center, Inc. (OTC Bulletin Board: CCNI - News), an emerging provider of temporary staffing services in the United States, announced today that it has completed the acquisition of the assets of 9 additional Command Center franchise store locations. With the completion of this transaction, Command Center currently owns and operates 71 temporary staffing store locations in 21 states.

Since the end of 2005, and as part of its overall strategy to execute a company-owned operating model, Command Center has been working towards completing the purchase of its outstanding franchise locations. On May 15, 2006, Command Center announced that it completed the acquisition of the assets of 31 companies that collectively owned 48 Command Center franchise stores. Combined with the current closings, consisting of the acquisition of the assets of four companies owning an additional 9 franchise store locations, Command Center has concluded the purchase of its outstanding franchise locations. Command Center expects to open an additional 10-15 offices in 2006.

According to Glenn Welstad, Chairman and CEO of Command Center, Inc., "We are delighted to have completed these final acquisitions. In doing so, we have successfully entered the next phase in our business transformation from franchiser to owner-operator. Importantly, most of the former franchise owners will continue to be involved in managing these stores and will be counted on to help facilitate a smooth transition. For the remainder of 2006, we will concentrate our efforts on integration and performance, as well as the strategic opening of a limited number of additional offices."

About Command Center, Inc.

Command Center is an emerging provider of temporary staffing services in the United States. The Company provides on-demand employment solutions primarily in the areas of light industrial, hospitality, event services and office staffing, as well as other staffing assignments. The Company's long term business plan includes rapid growth to establish a nation-wide network of offices and becoming the temporary staffing industry's leader in providing unparalleled service. Additional information on Command Center is available at http://www.commandonline.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the availability of worker's compensation insurance coverage, the availability of suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10KSB filed with the Securities and Exchange Commission on March 31, 2006 and in other statements filed from time to time with the Securities and Exchange Commission. There are no assurances, that the acquired offices will be successfully merged into the Company or that additional acquisitions will be completed. All readers are encouraged to review the 8-K to be filed in connection with the acquisition discussed above, which outlines risk factors including debt obligations, deal terms and other relevant items. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contact:
KCSA WORLDWIDE
Jeffrey Goldberger
212.896.1249
jgoldberger@kcsa.com


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Source: Command Center, Inc.